Exhibit 99.1

Certification of
Chief Executive Officer of
Gold Banc Corporation, Inc.

I, Malcolm M. Aslin, Chief Executive Officer of Gold Banc Corporation, Inc., hereby certify, in accordance with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that:

(a)                                  The Quarterly Report on Form 10-Q for the three months ended March 31, 2003, which accompanies this certification, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)                                 The information contained in the Quarterly Report on Form 10-Q for the three months ended March 31, 2003, which accompanies this certification, fairly presents, in all material respects, the financial condition and results of operations of Gold Banc Corporation, Inc.

A signed original of this written statement required by Section 906 has been provided to Gold Banc Corporation, Inc. and will be retained by Gold Banc Corporation, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 15, 2003.

/s/ Malcolm M. Aslin
Malcolm M. Aslin
Chief Executive Officer